Exhibit 99.1

Apellis Highlights Commercial Growth and Strategic Priorities at 43rd Annual J.P. Morgan Healthcare Conference

•	Reports $709 million in preliminary[1] full-year 2024 U.S. net product revenues

•	$611 million in SYFOVRE® U.S. net product revenues, including $167 million in 4Q 2024

•	$98 million in EMPAVELI® U.S. net product revenues, including $23 million in 4Q 2024

•	Expects submission of EMPAVELI sNDA for C3G and primary IC-MPGN in early 2025; U.S. launch anticipated in 2H 2025, if approved

•	Plans initiation of Phase 3 studies of pegcetacoplan in two additional nephrology indications in 2H 2025

•	Adam Townsend, chief operating officer, to depart Apellis in February; David Acheson named executive vice president of commercial

•	Maintained strong financial position with year-end cash of approximately $410 million; projected revenues and cash expected to be sufficient to fund operations to profitability

WALTHAM, Mass., January 13, 2025 (GLOBE NEWSWIRE) – Apellis Pharmaceuticals, Inc. (Nasdaq: APLS) today announced preliminary U.S. net product revenues for the fourth quarter and the full year 2024 for SYFOVRE® (pegcetacoplan injection) for geographic atrophy (GA) secondary to age-related macular degeneration and for EMPAVELI® (pegcetacoplan) for adults with paroxysmal nocturnal hemoglobinuria (PNH) as well as its strategic priorities for continued growth.

“SYFOVRE is the market-leading treatment for GA, with more than 120% net sales growth year-over-year and more than 510,000 injections administered,” said Cedric Francois, M.D., Ph.D. “We are entering 2025 with strong momentum and look to build on this by unlocking the blockbuster potential of SYFOVRE in GA and EMPAVELI across multiple rare kidney diseases as well as leveraging our scientific expertise to drive the next wave of therapeutic innovation. We believe our strategic priorities and strong financials position us for long-term profitable growth.”

Transforming the treatment of GA with SYFOVRE

•	More than 510,000 SYFOVRE injections are estimated to have been administered through December 2024, including clinical trials.

•	Distributed approximately 94,000 SYFOVRE doses (commercial and sample vials) to physician practices in 4Q 2025.

•	Prioritizing commercial efforts in the U.S., resulting in plans for incremental reduction of ex-U.S. footprint by approximately 40 employees.

•

Initiation of Phase 1b/2 multi-dose study of APL-3007 (siRNA) + SYFOVRE expected in 2Q 2025; potential next generation treatment aimed at comprehensively blocking complement activity in the retina and choroid.

Maximizing EMPAVELI’s impact in rare diseases through leadership in nephrology

•	Submission of a supplemental new drug application (sNDA) expected in early 2025 for C3G and primary IC-MPGN, two rare kidney diseases; U.S. commercial launch planned in 2H 2025, if approved.

•	Initiation of two Phase 3 studies planned for 2H 2025, one in focal segmental glomerulosclerosis (FSGS) and one in delayed graft function (DGF), which are rare kidney diseases with high unmet need.

Advancing innovative pipeline, leveraging complement expertise

•	Advancing investigational pre-clinical research for one-time neonatal Fc receptor (FcRn) treatment using gene editing technology from Beam Therapeutics.

Organizational updates

Adam Townsend, chief operating officer, has decided to pursue a new opportunity as a chief executive officer at a private biotechnology company and will depart Apellis on February 21, 2025. Since joining Apellis in 2018, Mr. Townsend led the organization’s transition to a commercial-stage company and built a strong foundation for future growth.

“We’d like to extend a huge thank you to Adam for his many contributions to Apellis,” said Dr. Francois. “Throughout his tenure, Adam has established a world-class commercial organization, and in his most recent position, he played a key role in the company’s success due to his extraordinary leadership across commercial and medical affairs. We wish him the best as he embarks on the next chapter of his career.”

David Acheson, previously the North America senior vice president of commercial, will now serve as the executive vice president of commercial. David joined Apellis in 2019 and has led the successful U.S. launches of EMPAVELI and SYFOVRE.

“David has an impressive history of driving exceptional results,” said Dr. Francois. “His deep expertise in the U.S. market will be pivotal as we seek to continue SYFOVRE’s growth and execute our strategic expansion into nephrology this year.”

Additionally, Keli Walbert was recently appointed to the Board of Directors.

Preliminary full-year 2024 financial results and cash position

Apellis announced preliminary U.S. net product revenues of approximately $709 million for the full year 2024.1

•	SYFOVRE: Approximately $167 million and $611 million expected in preliminary U.S. net product revenues in the fourth quarter and full year 2024, respectively.

•	EMPAVELI: Approximately $23 million and $98 million expected in preliminary U.S. net product revenues in the fourth quarter and full year 2024, respectively.

As of December 31, 2024, Apellis had approximately $410 million in cash and cash equivalents, compared to $351.2 million in cash and cash equivalents as of December 31, 2023.

Apellis anticipates its cash, combined with expected product revenues, will be sufficient to fund its projected operating expenses and capital expenditures to profitability.

[1]

The revenue figures presented in this press release are preliminary and based on management’s estimate as of the date of this press release and are subject to completion of the Company’s financial closing and review procedures.

J.P. Morgan Healthcare Conference Presentation and Webcast

Dr. Francois will discuss these updates in a corporate presentation at the 43rd Annual J.P. Morgan Healthcare Conference today, Monday, January 13, 2025, at 9:45 a.m. PT (12:45 p.m. ET). The event will be available via a live webcast from the “Events and Presentations” page of the “Investors and Media” section of the company’s website. A replay of the webcast will be available for approximately 30 days following the event.

About SYFOVRE® (pegcetacoplan injection)

SYFOVRE® (pegcetacoplan injection) is the first-ever approved therapy for geographic atrophy (GA). By targeting C3, SYFOVRE is designed to provide comprehensive control of the complement cascade, part of the body’s immune system. SYFOVRE is approved in the United States for the treatment of GA secondary to age-related macular degeneration.

About EMPAVELI®/Aspaveli® (pegcetacoplan)

EMPAVELI®/Aspaveli® (pegcetacoplan) is a targeted C3 therapy designed to regulate excessive activation of the complement cascade, part of the body’s immune system, which can lead to the onset and progression of many serious diseases. It is approved for the treatment of paroxysmal nocturnal hemoglobinuria (PNH) in the United States, European Union, and other countries globally. The therapy is also under investigation for several other rare diseases across nephrology and hematology.

U.S. Important Safety Information for SYFOVRE® (pegcetacoplan injection)

CONTRAINDICATIONS

•

SYFOVRE is contraindicated in patients with ocular or periocular infections, in patients with active intraocular inflammation, and in patients with hypersensitivity to pegcetacoplan or any of the excipients in SYFOVRE. Systemic hypersensitivity reactions (e.g., anaphylaxis, rash, urticaria) have occurred.

WARNINGS AND PRECAUTIONS

•	Endophthalmitis and Retinal Detachments

•

Intravitreal injections, including those with SYFOVRE, may be associated with endophthalmitis and retinal detachments. Proper aseptic injection technique must always be used when administering SYFOVRE to minimize the risk of endophthalmitis. Patients should be instructed to report any symptoms suggestive of endophthalmitis or retinal detachment without delay and should be managed appropriately.

•	Retinal Vasculitis and/or Retinal Vascular Occlusion

•

Retinal vasculitis and/or retinal vascular occlusion, typically in the presence of intraocular inflammation, have been reported with the use of SYFOVRE. Cases may occur with the first dose of SYFOVRE and may result in severe vision loss. Discontinue treatment with SYFOVRE in patients who develop these events. Patients should be instructed to report any change in vision without delay.

•	Neovascular AMD

•

In clinical trials, use of SYFOVRE was associated with increased rates of neovascular (wet) AMD or choroidal neovascularization (12% when administered monthly, 7% when administered every other month and 3% in the control group) by Month 24. Patients receiving SYFOVRE should be monitored for signs of neovascular AMD. In case anti-Vascular Endothelial Growth Factor (anti-VEGF) is required, it should be given separately from SYFOVRE administration.

•	Intraocular Inflammation

•

In clinical trials, use of SYFOVRE was associated with episodes of intraocular inflammation including: vitritis, vitreal cells, iridocyclitis, uveitis, anterior chamber cells, iritis, and anterior chamber flare. After inflammation resolves, patients may resume treatment with SYFOVRE.

•	Increased Intraocular Pressure

•

Acute increase in IOP may occur within minutes of any intravitreal injection, including with SYFOVRE. Perfusion of the optic nerve head should be monitored following the injection and managed as needed.

ADVERSE REACTIONS

•	Most common adverse reactions (incidence ≥5%) are ocular discomfort, neovascular age-related macular degeneration, vitreous floaters, conjunctival hemorrhage.

Please see accompanying full Prescribing Information for more information

U.S. Important Safety Information for EMPAVELI® (pegcetacoplan)

BOXED WARNING: SERIOUS INFECTIONS CAUSED BY ENCAPSULATED BACTERIA

EMPAVELI, a complement inhibitor, increases the risk of serious infections, especially those caused by encapsulated bacteria, such as Streptococcus pneumoniae, Neisseria meningitidis, and Haemophilus influenzae type B. Life-threatening and fatal infections with encapsulated bacteria have occurred in patients treated with complement inhibitors. These infections may become rapidly life-threatening or fatal if not recognized and treated early.

•

Complete or update vaccination for encapsulated bacteria at least 2 weeks prior to the first dose of EMPAVELI, unless the risks of delaying therapy with EMPAVELI outweigh the risks of developing a serious infection. Comply with the most current Advisory Committee on Immunization Practices (ACIP) recommendations for vaccinations against encapsulated bacteria in patients receiving a complement inhibitor.

•

Patients receiving EMPAVELI are at increased risk for invasive disease caused by encapsulated bacteria, even if they develop antibodies following vaccination. Monitor patients for early signs and symptoms of serious infections and evaluate immediately if infection is suspected.

Because of the risk of serious infections caused by encapsulated bacteria, EMPAVELI is available only through a restricted program under a Risk Evaluation and Mitigation Strategy (REMS) called the EMPAVELI REMS.

CONTRAINDICATIONS

•	Hypersensitivity to pegcetacoplan or to any of the excipients

•	For initiation in patients with unresolved serious infection caused by encapsulated bacteria including Streptococcus pneumoniae, Neisseria meningitidis, and Haemophilus influenzae type B

WARNINGS AND PRECAUTIONS

Serious Infections Caused by Encapsulated Bacteria

EMPAVELI, a complement inhibitor, increases a patient’s susceptibility to serious, life-threatening, or fatal infections caused by encapsulated bacteria including Streptococcus pneumoniae, Neisseria meningitidis (caused by any serogroup, including non-groupable strains), and Haemophilus influenzae type B. Life-threatening and fatal infections with encapsulated bacteria have occurred in both vaccinated and unvaccinated patients treated with complement inhibitors. The initiation of EMPAVELI treatment is contraindicated in patients with unresolved serious infection caused by encapsulated bacteria.

Complete or update vaccination against encapsulated bacteria at least 2 weeks prior to administration of the first dose of EMPAVELI, according to the most current ACIP recommendations for patients receiving a complement inhibitor. Revaccinate patients in accordance with ACIP recommendations considering the duration of therapy with EMPAVELI. Note that, ACIP recommends an administration schedule in patients receiving complement inhibitors that differs from the administration schedule in the vaccine prescribing information. If urgent EMPAVELI therapy is indicated in a patient who is not up to date with vaccines against encapsulated bacteria according to ACIP recommendations, provide the patient with antibacterial drug prophylaxis and administer these vaccines as soon as possible. The benefits and risks of treatment with EMPAVELI, as well as the benefits and risks of antibacterial drug prophylaxis in unvaccinated or vaccinated patients, must be considered against the known risks for serious infections caused by encapsulated bacteria.

Vaccination does not eliminate the risk of serious encapsulated bacterial infections, despite development of antibodies following vaccination. Closely monitor patients for early signs and symptoms of serious infection and evaluate patients immediately if an infection is suspected. Inform patients of these signs and symptoms and instruct patients to seek immediate medical care if these signs and symptoms occur. Promptly treat known infections. Serious infection may become rapidly life-threatening or fatal if not recognized and treated early. Consider interruption of EMPAVELI in patients who are undergoing treatment for serious infections.

EMPAVELI is available only through a restricted program under a REMS.

EMPAVELI REMS

EMPAVELI is available only through a restricted program under a REMS called EMPAVELI REMS, because of the risk of serious infections caused by encapsulated bacteria. Notable requirements of the EMPAVELI REMS include the following:

Under the EMPAVELI REMS, prescribers must enroll in the program. Prescribers must counsel patients about the risks, signs, and symptoms of serious infections caused by encapsulated bacteria, provide patients with the REMS educational materials, ensure patients are vaccinated against encapsulated bacteria at least 2 weeks prior to the first dose of EMPAVELI, prescribe antibacterial drug prophylaxis if patients’ vaccine status is not up to date and treatment must be started urgently, and provide instructions to always carry the Patient Safety Card both during treatment, as well as for 2 months following last dose of EMPAVELI. Pharmacies that dispense EMPAVELI must be certified in the EMPAVELI REMS and must verify prescribers are certified.

Further information is available at www.empavelirems.com or 1-888-343-7073.

Infusion-Related Reactions

Systemic hypersensitivity reactions (e.g., facial swelling, rash, urticaria) have occurred in patients treated with EMPAVELI. One patient (less than 1% in clinical studies) experienced a serious allergic reaction which resolved after treatment with antihistamines. If a severe hypersensitivity reaction (including anaphylaxis) occurs, discontinue EMPAVELI infusion immediately, institute appropriate treatment, per standard of care, and monitor until signs and symptoms are resolved.

Monitoring PNH Manifestations after Discontinuation of EMPAVELI

After discontinuing treatment with EMPAVELI, closely monitor for signs and symptoms of hemolysis, identified by elevated LDH levels along with sudden decrease in PNH clone size or hemoglobin, or reappearance of symptoms such as fatigue, hemoglobinuria, abdominal pain, dyspnea, major adverse vascular events (including thrombosis), dysphagia, or erectile dysfunction. Monitor any patient who discontinues EMPAVELI for at least 8 weeks to detect hemolysis and other reactions. If hemolysis, including elevated LDH, occurs after discontinuation of EMPAVELI, consider restarting treatment with EMPAVELI.

Interference with Laboratory Tests

There may be interference between silica reagents in coagulation panels and EMPAVELI that results in artificially prolonged activated partial thromboplastin time (aPTT); therefore, avoid the use of silica reagents in coagulation panels.

ADVERSE REACTIONS

Most common adverse reactions in patients with PNH (incidence ≥10%) were injection site reactions, infections, diarrhea, abdominal pain, respiratory tract infection, pain in extremity, hypokalemia, fatigue, viral infection, cough, arthralgia, dizziness, headache, and rash.

USE IN SPECIFIC POPULATIONS

Females of Reproductive Potential

EMPAVELI may cause embryo-fetal harm when administered to pregnant women. Pregnancy testing is recommended for females of reproductive potential prior to treatment with EMPAVELI. Advise female patients of reproductive potential to use effective contraception during treatment with EMPAVELI and for 40 days after the last dose.

Please see full Prescribing Information, including Boxed WARNING regarding serious infections caused by encapsulated bacteria, and Medication Guide.

About Apellis

Apellis Pharmaceuticals, Inc. is a global biopharmaceutical company that combines courageous science and compassion to develop life-changing therapies for some of the most challenging diseases patients face. We ushered in the first new class of complement medicine in 15 years and now have two approved medicines targeting C3. These include the first-ever therapy for geographic atrophy, a leading cause of blindness around the world. We believe we have only begun to unlock the potential of targeting C3 across many serious diseases. For more information, please visit http://apellis.com or follow us on X and LinkedIn.

Apellis Forward-Looking Statement

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include the Company’s plans, strategies and expectations for its preclinical, clinical and commercial development of its products and product candidates, its expectations regarding the sNDA for pegcetacoplan for the treatment of for C3G and primary IC-MPGN and the potential commercialization thereof, its plans to initiate Phase 3 studies of pegcetacoplan in FSGS and DGF and the Company’s expectations regarding achieving profitability and the timing thereof. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including adjustments to the Company’s preliminary revenue figures resulting from, among other things, the completion of financial closing and review procedures for the quarter and year ended December 31, 2024; whether the results of the Company’s clinical trials for EMPAVELI, SYFOVRE, or any of its future products will warrant regulatory submissions to the FDA or equivalent foreign regulatory agencies; whether pegcetacoplan will receive approval from the FDA or equivalent foreign regulatory agencies for C3G and IC-MPGN or any other indication when expected or at all; rate and degree of market acceptance and clinical utility of EMPAVELI, SYFOVRE and any future products for which we receive marketing approval will impact our commercialization efforts; whether SYFOVRE will receive approval from foreign regulatory agencies for GA when expected or at all; whether the Company’s clinical trials will be completed when anticipated; whether results obtained in clinical trials will be indicative of results that will be generated in future clinical trials or in the real world setting; whether the period for which the Company believes that its cash resources will be sufficient to fund its operations; and other factors discussed in the “Risk Factors” section of Apellis’ Annual Report on Form 10-K with the Securities and Exchange Commission (SEC) on February 27, 2024, in Apellis’s Quarterly Report on Form 10-Q filed with the SEC on August 1, 2024 and the risks described in other filings that Apellis may make with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Apellis specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact:

Lissa Pavluk

media@apellis.com

617.977.6764

Investor Contact:

Meredith Kaya

meredith.kaya@apellis.com

617.599.8178